UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): January 26, 2026

Schneider National, Inc.

(Exact Name of Registrant as Specified in Charter)

Wisconsin	001-38054	39-1258315
(State of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3101 South Packerland Drive	Green Bay, WI	54313
(Address of Principal Executive Offices)		(Zip Code)

(920) 592-2000

(Registrant’s Telephone Number, including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which reported
Class B common stock, no par value	SNDR	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 26, 2026, the Board of Directors (“Board”) of Schneider National, Inc. (the “Company”) appointed Mr. Mark B. Rourke, the Company’s current President and Chief Executive Officer, to the position of Executive Chair of the Board, effective July 1, 2026 (the “Transition Date”). In conjunction with this change, the Board appointed Mr. James S. Filter, currently Executive Vice President, Group President of Transportation and Logistics of the Company, to the positions of President and Chief Executive Officer of the Company effective on the Transition Date. In addition, Mr. Filter is expected to be appointed to the Board at a later date following the Transition Date. In connection with Mr. Rourke’s appointment as Executive Chair, the Board established the position of Lead Independent Director, and the independent directors of the Board appointed James L. Welch, the Board’s current Chair, to serve as the Lead Independent Director of the Board also effective on the Transition Date.

Mr. Filter, 54, has served as the Company’s Executive Vice President, Group President of Transportation and Logistics since April 2022. Prior to assuming his current role, Mr. Filter served as Senior Vice President and General Manager of Intermodal from 2015 to 2021 when his responsibilities were expanded to include accountabilities as Chief Commercial Officer. Mr. Filter joined the Company in 1998 having previously worked at United Parcel Service (UPS) and serving in the U.S. Marine Corps. He holds a bachelor’s degree from the University of Wisconsin-Green Bay and a master’s degree in business administration from Wayne State University.

The Compensation Committee of the Board has approved Mr. Filter’s compensation as President and Chief Executive Officer as follows:

•	An annual base salary of $775,000;

•	A fiscal 2026 annual cash incentive opportunity with a target of $969,000, 125% of base salary; and

•	An annual long-term equity incentive award for fiscal 2026 with a grant date target value of $3,300,000, which will be made under the Company’s 2017 Omnibus Incentive Plan.

Due to Mr. Filter’s mid-year promotion, his fiscal 2026 annual cash incentive opportunity will be prorated based on time served in each role, and he will receive a “top up” long-term equity incentive award on the Transition Date such that his overall long-term incentive grant value for fiscal 2026 will reflect the time served and annualized grant values for each role. Such “top up” grants will be made in the same mix of award types, terms and performance goals (as applicable) as are granted to Mr. Filter and the other executive officers of the Company in the Company’s fiscal 2026 annual long-term equity incentive grant.

Following his transition to Executive Chair of the Board, Mr. Rourke will remain employed by the Company and will continue to contribute to the Company’s strategic direction and provide counsel to the Company’s leadership team and the Board. Following the Transition Date, Mr. Rourke’s annual base salary will be reduced to $750,000. For fiscal 2026, Mr. Rourke’s annual and long-term incentive program participation will be determined based on his current role as President and Chief Executive Officer, and will not be reduced or modified for fiscal 2026 at the time he transitions to the role of Executive Chair.

Mr. Filter and Mr. Rourke will continue to be eligible to participate in all other regular compensation and benefit arrangements for the Company’s executive officers, which are described in the Company’s Definitive Proxy Statement on Schedule 14A filed with the Securities and Exchange Commission on March 17, 2025.

Following fiscal 2026, Mr. Filter’s and Mr. Rourke’s future compensation will be determined by the Compensation Committee of the Board in a manner consistent with its determination of compensation for the rest of the Company’s senior management.

There are no arrangements or understandings between Mr. Filter and any other persons pursuant to which he was selected as an officer, he has no family relationships with any of the Company’s directors or executive officers, and he has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

ITEM 7.01	Regulation FD Disclosures.

On January 28, 2026, the Company issued a press release announcing the leadership changes described above. A copy of the press release is being furnished as Exhibit 99.1 to this Current Report on Form 8-K. The information in this Item 7.01 and in Exhibit 99.1 is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Exchange Act or otherwise subject to the liabilities of Section 18, nor shall such information be deemed incorporated by reference in any filing under the Securities Act, except as shall be expressly set forth by specific reference in such filing.

ITEM 9.01.	Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description of Exhibit

99.1	Press release regarding leadership transition dated January 28, 2026

104	The cover page from this Current Report on Form 8-K, formatted in Inline XBRL

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:January 28, 2026	SCHNEIDER NATIONAL, INC.

	By:	/s/ Thomas G Jackson
	Name:	Thomas G. Jackson
	Title:	Executive Vice President, General Counsel and Corporate Secretary